Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Samuel R. Patterson, George P. Long, III and Karen M. Barrett, and each of them, as such person’s true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2008 (the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments or supplements thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof by the following persons in the capacities indicated as of this 2nd day of March, 2009.

Name/Signature	Capacity

/s/ James E. Rohr	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
James E. Rohr

/s/ Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)
Richard J. Johnson

/s/ Samuel R. Patterson	Controller (Principal Accounting Officer)
Samuel R. Patterson

/s/ Richard O. Berndt	Director
Richard O. Berndt

/s/ Charles E. Bunch	Director
Charles E. Bunch

/s/ Paul W. Chellgren	Director
Paul W. Chellgren

/s/ Robert N. Clay	Director
Robert N. Clay

/s/ George A. Davidson, Jr.	Director
George A. Davidson, Jr.

/s/ Kay Coles James	Director
Kay Coles James

/s/ Richard B. Kelson	Director
Richard B. Kelson

/s/ Bruce C. Linday	Director
Bruce C. Lindsay

/s/ Anthony A. Massaro	Director
Anthony A. Massaro

/s/ Jane G. Pepper	Director
Jane G. Pepper

/s/ Donald J. Shepard	Director
Donald J. Shepard

/s/ Lorene K. Steffes	Director
Lorene K. Steffes

/s/ Dennis F. Strigl	Director
Dennis F. Strigl

/s/ Stephen G. Thieke	Director
Stephen G. Thieke

/s/ Thomas J. Usher	Director
Thomas J. Usher

/s/ George H. Walls, Jr.	Director
George H. Walls, Jr.

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier